UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2004

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

          1271 Avenue of the Americas, New York, NY 10020
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required Regulation FD Disclosure.

The Interpublic Group of Companies (the "Company" or "Interpublic") is filing this report to reclassify certain financial information for changes in accounting for reportable segments that occurred in the first quarter of 2004. This report reclassifies certain financial information for each of the three years in the period ended December 31, 2003. Such information is contained in Exhibit 99.1 to this report.

Exhibit 99.1 to this report, which is incorporated by reference herein, amends and replaces Items 7 and 8 of the Annual Report on Form 10-K for the year ended December 31, 2003 that was filed by the Company on March 15, 2004. This exhibit includes such reclassified consolidated financial statements (together with other information relating to such reclassified consolidated financial statements) and the Company's amended Management's Discussion and Analysis of Financial Condition and Results of Operations related to the change in the Company's segments.

The reclassification was previously disclosed in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2004. Except as otherwise described herein, the Company has not amended any other information included in its Annual Report on Form 10-K for the year ended December 31, 2003 and such Annual Report continues to speak as of the date it was filed.

The Company is organized into five global operating groups together with several stand-alone agencies. The five global operating groups are: a) McCann-Erickson WorldGroup ("McCann"); b) the FCB Group ("FCB"); c) The Partnership; d) Interpublic Sports and Entertainment Group ("SEG"); and e) the Constituent Management Group ("CMG"). As of December 31, 2003, SEG included Octagon Worldwide, Motorsports, Jack Morton Worldwide ("Jack Morton") and certain other businesses. In the first quarter of 2004, Jack Morton was transferred from SEG into CMG. In transferring Jack Morton into CMG, the Company formalized the relationship between certain agencies, including Weber Shandwick Worldwide, Golin/Harris International, DeVries Public Relations, Marketing Corporation of America, FutureBrand and Jack Morton, which comprise CMG as of March 31, 2004. Additionally, in the first quarter of 2004 the Company reported three segments; SEG, Motorsports and Other IPG (excluding SEG and Motorsports).

As of December 31, 2003, the Company maintained two reportable segments in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"): SEG and Interpublic excluding SEG.

In the first quarter of 2004, due to the change in the internal reporting of Motorsports, the Company determined that it had a third reportable segment. As required by SFAS 131, consolidated financial statements published by the Company in the future will reflect modifications to its reportable segments resulting from the above changes, including reclassification of all comparable prior period segment information.

For disclosures relating to periods subsequent to December 31, 2003, please see the Company's reports filed with the Securities and Exchange Commission with respect to such subsequent periods, including the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

STATEMENT REGARDING FORWARD LOOKING DISCLOSURE

This current report on Form 8-K, including the Items in the attached Exhibit 99.1, including "Management's Discussion and Analysis of Financial Condition and Results of Operations", contains forward-looking statements. Statements in this Annual Report that are not historical facts, including statements about the Company's beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, dispositions, impairment charges, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those described in "Risk Factors" in the Company's Annual Report for the year ended December 31, 2003. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such risk factors include, but are not limited to, the following:
*	risks associated with the effects of global, national and regional economic and political conditions;

*	the Company's ability to attract new clients and retain existing clients;

*	the financial success of the Company's clients;

*	the Company's ability to retain and attract key employees;

*	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world;

*	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting related developments;

*	potential adverse developments in connection with the SEC investigation;

*	risks associated with the Company's remaining motorsports commitments;

*	potential downgrades in the credit ratings of Interpublic's securities; and

*	the successful completion and integration of acquisitions which complement and expand the Company's business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading "Business-Risk Factors" in the Annual Report on Form 10-K.

AVAILABLE INFORMATION

Information regarding the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports, will be made available, free of charge, at the Company's website at www.interpublic.com, as soon as reasonably practicable after the Company electronically files such reports with or furnishes them to the Securities and Exchange Commission. Any document that the Company files with the SEC may also be read and copied at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company's filings are also available to the public from the SEC's website at http://www.sec.gov/, and at the offices of the New York Stock Exchange. For further information on obtaining copies of the Company's public filings at the New York Stock Exchange, please call (212) 656-5060.

Item 7.    Financial Statements and Exhibits

Exhibit 23.1: Consent of Independent Registered Public Accounting Firm

Exhibit 99.1: Items 7 and 8 of Part II of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as revised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: May 26, 2004	By:	/S/ NICHOLAS J. CAMERA
Nicholas J. Camera Senior Vice President, General Counsel and Secretary